Exhibit  32.1

Certification of Chief Executive Officer

CERTIFICATION PURSUANT TO
SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the quarterly report on Form 10-Q of DGSE Companies, Inc. (the “Company”) for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L.S. Smith, Chairman of the Board of Directors and Chief Executive Officer of the company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2011

By  /s/ L.S. Smith                                .
      L.S. Smith, Chairman of the Board,
      Chief Executive Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to DGSE Companies, Inc. and will be retained by DGSE Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.